Exhibit 99.1


U.S. District Court Grants Align Technology Summary Judgment in Counterclaims
               Against Ormco Corp., a Division of Sybron Dental

    SANTA CLARA, Calif., July 7 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, announced today that the U.S. District Court has granted summary judgment in Align's counterclaim against Ormco Corporation, a division of Sybron Dental Specialties, Inc. (NYSE: SYD).
    The United States District Court for the Central District, Southern Division found that Ormco's product, Red, White & Blue, infringes on two of Align's patents (U.S. Patent No. 6,398,548 and 6,554,611). Claims found to be infringed upon include but are not limited to, claims that Ormco's appliances are marked to indicate their order of use and that Ormco's appliances are provided in a single package to the patient. Align is represented by intellectual property specialty firm, Townsend and Townsend and Crew LLP.
    "We are pleased that the Court has granted Align's motion for summary judgment of infringement," said Thomas M. Prescott, President and CEO of Align Technology, Inc. "We believe that our existing patents are highly defensible and that our ability to mass-produce customized appliances used in straightening teeth is unmatched. With this win behind us, we can continue to focus on our goals of providing the best quality product, making our customers happy, and providing excellent shareholder value."

    About Align Technology, Inc.
    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.
    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward-Looking Statements
    This news release contains forward-looking statements, including statements regarding Align's belief that the summary judgment will enable it to continue to focus on delivering quality product to its customers and returning excellent shareholder value. In addition, there is no assurance that the court's decision will not be overturned on appeal. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to protect its intellectual property rights and potential intellectual property or product liability claims or litigation. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

     Investor Relations Contact:             Press Contact:
     Barbara Domingo                         Shannon Henderson
     Align Technology, Inc.                  Ethos Communications, Inc.
     408-470-1000                            678-417-1767
     investorinfo@aligntech.com              shannon@ethoscommunication.com

SOURCE  Align Technology, Inc.
    -0-                             07/07/2004
    /CONTACT: Investor Relations, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or press, Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://www.invisalign.com /
    (ALGN SYD)

CO:  Align Technology, Inc.; Ormco Corporation; Sybron Dental Specialties,
     Inc.
ST:  California
IN:  HEA MTC
SU:  LAW